UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 19, 2002

                         First Defiance Financial Corp.
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             (Exact name of registrant as specified in its charter)



           Ohio                  0-26850                 34-1803915
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(State or other jurisdiction   (Commission     (IRS Employer Identification No.)
     of incorporation)         File Number)




                601 Clinton Street, Defiance, Ohio         43512
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (419) 782-5015
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          (Former name or former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

         In view of the significant changes that have occurred in the asset and liability composition of First Defiance Financial Corp. as a result of its sale of The Leader Mortgage Company LLC in April 2002, and the resulting impact on the Company's operating results, management is providing this analysis to enable investors to better evaluate an investment in the Company. The following discussion includes a general trend overview of the Company's objectives, as well as management's best estimate of financial condition and results of operations for the fourth quarter ended December 31, 2002 and for the year ending December 31, 2003.

            This document contains forward-looking statements about First Defiance Financial Corp. within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Defiance. The words "believes," "expects," "anticipates" or similar expressions usually denote forward-looking statements. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) changes in the interest rate environment reduce interest margins; (2) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (3) general economic conditions, either national or in the areas in which First Defiance does business, are less favorable than expected; (4) competitive pressures among depository institutions increase significantly; (5) legislative or regulatory changes adversely affect the businesses in which First Defiance is engaged; (6) changes in the securities markets. Further information on other factors that could affect the financial results of First Defiance are included in First Defiance's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from First Defiance.

Balance Sheet Trends and Net Interest Margin

         Operating trends for the fourth quarter of 2002 and for 2003 should generally remain consistent with trends noted in the 2002 third quarter. However, recent reductions in the Federal Reserve's targeted Fed Funds rate to 1.25% will lower the yield on approximately $150 million of the Company's loans (either commercial or home equity) whose rates are dependent on the prime rate. Management does not believe it has the ability to lower deposit rates sufficiently to offset the interest income reduction, resulting in a compressed net interest margin. Some of the effect of these lower rates will be offset by continued growth in higher yielding commercial loan balances and a continued reduction in First Defiance's short-term and overnight investment position.

         For 2003, management anticipates that total loans will increase by 12% to 15%, from September 30, 2002 balances through the end of 2003, primarily in the commercial, non-residential real estate, and home equity categories. This growth will be funded by an expected 10% to 12% increase in consumer, commercial and interest bearing checking accounts, anticipated run-off of maturing


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investment securities, and increases in FHLB advances. The projected net interest margin is expected to range from 3.2% to 3.3% in the 2003 first quarter, increasing to 3.6% to 3.7% by the 2003 fourth quarter based on continued mix changes. These margin assumptions assume that market rates will remain flat for the entire period. Rate simulations indicate that margins improve slightly in a rising rate environment.

Credit Quality

         While there continues to be pockets of weakness in certain segments of the economy in First Defiance's primary market area, management anticipates continued favorable trends related to asset quality based on its knowledge of the credits in the portfolio as well as recent experience. Semi-annual loan reviews of all credit exposures greater than $250,000 are performed by an independent third party and management's loan classifications are generally as conservative or more conservative than the third party's classifications.

Non-Interest Income

         Management anticipates that gains on sale of mortgage loans for the 2002 fourth quarter will be at or above the levels of the 2002 third quarter based on the balance of loans in the mortgage origination pipeline. For 2003, management anticipates that production will level off to more "normal" volumes. As a result, management anticipates that gains will fall from the projected $3.3 million level for 2002 to less than $2 million for 2003. The reduction in gains is expected to be offset in 2003 by projected increases in loan servicing fees, deposit fees, insurance and investment commissions and income associated with bank owned life insurance (BOLI). First Defiance invested $15 million in BOLI during the fourth quarter of 2002.

Non-Interest Expense

         Management anticipates that compensation and benefits expense for the 2002 fourth quarter will be in line with amounts reported for the 2002 third quarter. For fiscal 2003, management estimates that those costs will be approximately 5% higher overall than 2002 levels.

         Third quarter net income of $1.4 million or $0.21 per share reflected a $521,000 pretax charge for impairment of the Company's mortgage servicing rights
(MSRs). Management does not anticipate that further adjustments of this magnitude will be necessary unless mortgage prepayment speeds accelerate significantly from 2002 third quarter levels. Such an acceleration could occur should market rates drop from third quarter levels.

         Amortization of MSRs is a function of prepayments in First Defiance's servicing portfolio. Based on the mortgage production pipeline, it is anticipated that amortization expense in the 2002 fourth quarter will be at a level similar to the 2002 third quarter amount of $512,000. For 2003, to the


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extent that mortgage production and gains on sale decline as anticipated, there also will be lower amortization expense. Also for 2003, management anticipates nominal increases in occupancy costs and data processing costs over 2002 and a modest reduction in its franchise tax expense as a result of tax planning strategies.

Other Factors

         First Defiance has repurchased approximately 200,000 shares during the 2002 fourth quarter at market rates. Management expects to continue to repurchase shares, perhaps as much as 10% of the total outstanding shares, during 2003.

         Management also has other strategies available to maximize net income, including selling assets out of the investment portfolio and entering into leveraged growth strategies. Some combination of these strategies may be deployed in 2003 to offset margin pressures, if they are greater than expected, or to address other factors such as unexpected goodwill impairment, lower than anticipated mortgage production, or other factors that impact earnings.

EPS Estimates

         Based on the above factors, management estimates that per share income for the 2002 fourth quarter will be between $0.29 and $0.34 per share and that per share income for 2003 will be between $1.35 and $1.45 per share.


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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         FIRST DEFIANCE FINANCIAL CORP.



                                              By: /s/ John C. Wahl
                                                 -------------------------------
                                                  John C. Wahl
                                                  Executive Vice President and
                                                      Chief Financial Officer


Date:  November 19, 2002